EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Owens Mortgage Investment Fund (the “Partnership”) on Form 10-K for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William C. Owens, the Chief Executive Officer and President of
Owens Financial Group, Inc., the General Partner of the Partnership, and Bryan H. Draper, the Chief Financial Officer and Secretary of Owens Financial Group, Inc., each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of his knowledge:

(1)       the Report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ William C. Owens
William C. Owens
Chief Executive Officer and President of Owens Financial Group, Inc., General Partner
March 27, 2013

/s/ Bryan H. Draper
Bryan H. Draper
Chief Financial Officer and Secretary of Owens Financial Group, Inc., General Partner
March 27, 2013